Exhibit 99.1

IMMEDIATE

Dana Incorporated Reports 2025 First-quarter Financial Results in Line with Expectations;

Maintained Sales and Adjusted EBITDA Guidance Ranges

First Quarter Highlights

•	Sales of $2.4 billion

•	Net income attributable to Dana of $25 million, or $0.17 per share

•	Net income margin of 1 percent

•	Adjusted net income of $19 million, or $0.13 per share

•	Adjusted EBITDA of $188 million

•	Adjusted EBITDA margin of 8.0 percent

•	Operating cash flow was a use of $37 million

•	Cost-savings plan accelerated, targeting $225 million of savings in 2025

MAUMEE, Ohio, April 30, 2025 – Dana Incorporated (NYSE: DAN) today announced financial results for the first quarter of 2025.

“Our efforts to transform the company into a stronger, more focused business are gaining momentum. The sale of our Off-Highway business is underway with a competitive process. We also continue to execute our cost-savings initiative and have taken further steps to accelerate the realization of our $300 million plan,” said R. Bruce McDonald, chairman and chief executive officer. “While the situation remains fluid, we believe the impact of tariffs are manageable based on completed mitigation actions and expected substantial recoveries from customers.”

Sales for the first quarter of 2025 totaled $2.35 billion, compared with $2.74 billion in the same period of 2024.

Net income attributable to Dana was $25 million, or $0.17 per share, compared with $3 million, or $0.02 per share, in the first quarter of 2024. As a percentage of sales, the first quarter of 2025 was 1 percent compared to 0.1 percent last year.

During the first quarter of 2024, Dana entered into a definitive agreement to sell its non-core European Off-Highway hydraulics business. This business was classified as held for sale, and a $29 million loss was recognized to adjust the carrying value of net assets to fair value less estimated costs to sell. This sale agreement was terminated and the transaction did not close.

Adjusted net income attributable to Dana was $19 million, or $0.13 per share, for the first quarter of 2025, compared with adjusted net income of $37 million, or $0.26 per share, in 2024.

Adjusted EBITDA for the first quarter of 2025 was $188 million or 8 percent of sales, compared with $223 million or 8.2 percent of sales for the same period in 2024. The company’s cost-savings program has mitigated the margin impact of lower volumes, tariffs, and cost inflation.

Operating cash flow in the first quarter of 2025 was a use of $37 million, compared with a use of $102 million in the same period of 2024. Adjusted free cash flow was a use of $101 million, compared with a use of $168 million in the first quarter of 2024.

“Our focus on managing working capital continues to show results as we have once again improved adjusted free cash flow in the first quarter. Our cost-savings actions and efficiency improvements are helping to offset the impact of tariffs until we can affect full recovery,” said Timothy Kraus, Dana senior vice president and chief financial officer. “We are maintaining our guidance ranges for most of our measures including adjusted EBITDA and we expect that sales will increase slightly due to tariff recoveries and currency translation offsetting weaker end-market demand.”

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Revised 2025 Financial Targets

•	Sales above the midpoint of the range of $9.525 to $10.025 billion;

•	Adjusted EBITDA of $925 to $1,025 million;

•	Implied adjusted EBITDA of 9.7% to 10.2%;

•	Operating cash flow of approximately $500 to $600 million;

•	Adjusted free cash flow of $175 to $275 million; and

•	Diluted Adjusted EPS of $1.15 to $1.65.

Dana to Host Conference Call at 9 a.m. Wednesday, April 30

Dana will discuss its first-quarter results in a conference call at 9 a.m. EDT on Wednesday, April 30. The conference call can be accessed by telephone from both domestic and international locations using the information provided below:

Conference ID: 9943139

Participant Toll-Free Dial-In Number: 1 (888) 440-5873

Participant Toll Dial-In Number: 1 (646) 960-0319

Audio streaming and slides will be available online via a link provided on the Dana investor website: www.dana.com/investors. Phone registration will be available beginning at 8:30 a.m. EDT.

A webcast replay can be accessed via Dana’s investor website following the call.

Non-GAAP Financial Information

Adjusted EBITDA is a non-GAAP financial measure which we have defined as net income (loss) before interest, income taxes, depreciation, amortization, equity grant expense, restructuring expense, non-service cost components of pension and other postretirement benefit costs and other adjustments not related to our core operations (gain/loss on debt extinguishment, pension settlements, divestitures, impairment, etc.). Adjusted EBITDA is a measure of our ability to maintain and continue to invest in our operations and provide shareholder returns. We use adjusted EBITDA in assessing the effectiveness of our business strategies, evaluating and pricing potential acquisitions and as a factor in making incentive compensation decisions. In addition to its use by management, we also believe adjusted EBITDA is a measure widely used by securities analysts, investors and others to evaluate financial performance of our company relative to other Tier 1 automotive suppliers. Adjusted EBITDA should not be considered a substitute for earnings (loss) before income taxes, net income (loss) or other results reported in accordance with GAAP. Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.

Adjusted net income (loss) attributable to the parent company is a non-GAAP financial measure which we have defined as net income (loss) attributable to the parent company, excluding any discrete income tax items, restructuring charges, amortization expense and other adjustments not related to our core operations (as used in adjusted EBITDA), net of any associated income tax effects. This measure is considered useful for purposes of providing investors, analysts and other interested parties with an indicator of ongoing financial performance that provides enhanced comparability to net income attributable to the parent company reported by other companies. Adjusted net income (loss) attributable to the parent company is neither intended to represent nor be an alternative measure to net income (loss) attributable to the parent company reported in accordance with GAAP.

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Diluted adjusted EPS is a non-GAAP financial measure which we have defined as adjusted net income (loss) attributable to the parent company divided by adjusted diluted shares. We define adjusted diluted shares as diluted shares as determined in accordance with GAAP based on adjusted net income (loss) attributable to the parent company. This measure is considered useful for purposes of providing investors, analysts and other interested parties with an indicator of ongoing financial performance that provides enhanced comparability to EPS reported by other companies. Diluted adjusted EPS is neither intended to represent nor be an alternative measure to diluted EPS reported in accordance with GAAP.

Adjusted free cash flow is a non-GAAP financial measure which we have defined as net cash provided by (used in) operating activities less purchases of property, plant and equipment plus proceeds from sale of property, plant and equipment. We believe adjusted free cash flow is useful to investors in evaluating the operational cash flow of the company inclusive of the spending required to maintain the operations. Adjusted free cash flow is not intended to represent nor be an alternative to the measure of net cash provided by (used in) operating activities reported in accordance with GAAP. Adjusted free cash flow may not be comparable to similarly titled measures reported by other companies.

The accompanying financial information provides reconciliations of adjusted EBITDA, diluted adjusted EPS and adjusted free cash flow to the most directly comparable financial measures calculated and presented in accordance with GAAP. We have not provided a reconciliation of our adjusted EBITDA and diluted adjusted EPS outlook to the most comparable GAAP measures of net income (loss) and diluted EPS. Providing net income (loss) and diluted EPS guidance is potentially misleading and not practical given the difficulty of projecting event driven transactional and other non-core operating items that are included in net income (loss) and diluted EPS, including restructuring actions, asset impairments and certain income tax adjustments. The accompanying reconciliations of these non-GAAP measures with the most comparable GAAP measures for the historical periods presented are indicative of the reconciliations that will be prepared upon completion of the periods covered by the non-GAAP guidance.

Forward-Looking Statements

Certain statements and projections contained in this news release are, by their nature, forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on our current expectations, estimates, and projections about our industry and business, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” and similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties, and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.

Dana’s Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings discuss important risk factors that could affect our business, results of operations and financial condition. The forward-looking statements in this news release speak only as of this date. Dana does not undertake any obligation to revise or update publicly any forward-looking statement for any reason.

About Dana Incorporated

Dana is a leader in the design and manufacture of highly efficient propulsion and energy-management solutions that power vehicles and machines in all mobility markets across the globe. The company is shaping sustainable progress through its conventional and clean-energy solutions that support nearly every vehicle manufacturer with drive and motion systems; electrodynamic technologies, including software and controls; and thermal, sealing, and digital solutions.

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Based in Maumee, Ohio, USA, the company reported sales of $10.3 billion in 2024 with 39,000 people in 30 countries across six continents. With a history dating to 1904, Dana was named among the “World’s Most Ethical Companies” for 2025 by Ethisphere and as one of “America’s Most Responsible Companies 2025” by Newsweek. The company is driven by a high-performance culture that focuses on valuing others, inspiring innovation, growing responsibly, and winning together, earning it global recognition as a top employer. Learn more at dana.com.

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Contact:	Craig Barber
+1-419-887-5166
craig.barber@dana.com

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DANA INCORPORATED

Consolidated Statement of Operations (Unaudited)

For the Three Months Ended March 31, 2025 and 2024

	Three Months Ended
(In millions, except per share amounts)	March 31,
	2025	2024
Net sales	$2,352	$2,735
Costs and expenses
Cost of sales	2,132	2,491
Selling, general and administrative expenses	132	139
Amortization of intangibles	3	3
Restructuring charges, net	5	5
Loss on disposal group previously held for sale		(29)
Other income (expense), net	(8)	2

Earnings before interest and income taxes	72	70
Interest income	3	4
Interest expense	39	39

Earnings before income taxes	36	35
Income tax expense	8	37
Equity in earnings of affiliates	2	2

Net income	30	—
Less: Noncontrolling interests net income	5	5
Less: Redeemable noncontrolling interests net loss		(8)

Net income attributable to the parent company	$25	$3

Net income per share available to common stockholders
Basic	$0.17	$0.02
Diluted	$0.17	$0.02
Weighted-average shares outstanding - Basic	145.6	144.8
Weighted-average shares outstanding - Diluted	147.0	144.8

DANA INCORPORATED

Consolidated Statement of Comprehensive Income (Unaudited)

For the Three Months Ended March 31, 2025 and 2024

(In millions)	Three Months Ended March 31,
	2025	2024
Net income	$30	$—
Other comprehensive income (loss), net of tax:
Currency translation adjustments	14	(20)
Hedging gains and losses	18	(2)
Defined benefit plans		1

Other comprehensive income (loss)	32	(21)

Total comprehensive income (loss)	62	(21)
Less: Comprehensive income attributable to noncontrolling interests	(5)	(4)
Less: Comprehensive loss attributable to redeemable noncontrolling interests		11

Comprehensive income (loss) attributable to the parent company	$57	$(14)

DANA INCORPORATED

Consolidated Balance Sheet (Unaudited)

As of March 31, 2025 and December 31, 2024

(In millions, except share and per share amounts)	March 31, 2025	December 31, 2024
Assets
Current assets
Cash and cash equivalents	$507	$494
Accounts receivable
Trade, less allowance for doubtful accounts of $17 in 2025 and $15 in 2024	1,425	1,195
Other	236	261
Inventories	1,617	1,547
Other current assets	246	206

Total current assets	4,031	3,703
Goodwill	257	250
Intangibles	148	150
Deferred tax assets	579	560
Other noncurrent assets	137	189
Investments in affiliates	127	126
Operating lease assets	299	293
Property, plant and equipment, net	2,222	2,214

Total assets	$7,800	$7,485

Liabilities, redeemable noncontrolling interests and equity
Current liabilities
Short-term debt	$130	$8
Current portion of long-term debt	215	214
Accounts payable	1,659	1,522
Accrued payroll and employee benefits	273	236
Taxes on income	90	69
Current portion of operating lease liabilities	46	44
Other accrued liabilities	415	468

Total current liabilities	2,828	2,561
Long-term debt, less debt issuance costs of $18 in 2025 and $19 in 2024	2,428	2,389
Noncurrent operating lease liabilities	262	258
Pension and postretirement obligations	304	295
Other noncurrent liabilities	343	397

Total liabilities	6,165	5,900

Commitments and contingencies
Redeemable noncontrolling interests	189	189
Parent company stockholders’ equity
Preferred stock, 50,000,000 shares authorized, $0.01 par value, no shares outstanding	—	—
Common stock, 450,000,000 shares authorized, $0.01 par value, 145,726,212 and 144,993,614 shares outstanding	2	2
Additional paid-in capital	2,294	2,282
Retained earnings	214	204
Treasury stock, at cost (1,304,731 and 837,803 shares)	(21)	(13)
Accumulated other comprehensive loss	(1,110)	(1,142)

Total parent company stockholders’ equity	1,379	1,333
Noncontrolling interests	67	63

Total equity	1,446	1,396

Total liabilities, redeemable noncontrolling interests and equity	$7,800	$7,485

DANA INCORPORATED

Consolidated Statement of Cash Flows (Unaudited)

For the Three Months Ended March 31, 2025 and 2024

(In millions)	Three Months Ended March 31,
	2025	2024
Operating activities
Net income	$30	$—
Depreciation	96	101
Amortization	5	5
Amortization of deferred financing charges	1	1
Earnings of affiliates, net of dividends received	(2)	(2)
Stock compensation expense	13	6
Deferred income taxes	(20)	2
Pension expense, net		(7)
Change in working capital	(141)	(251)
Change in other noncurrent assets and liabilities	(15)	(4)
Loss on disposal group previously held for sale		29
Other, net	(4)	18

Net cash used in operating activities	(37)	(102)

Investing activities
Purchases of property, plant and equipment	(75)	(70)
Proceeds from sale of property, plant and equipment	11	4
Settlements of undesignated derivatives	(1)	(1)
Other, net		4

Net cash used in investing activities	(65)	(63)

Financing activities
Net change in short-term debt	121	17
Repayment of long-term debt	(4)	(27)
Dividends paid to common stockholders	(15)	(15)
Distributions to noncontrolling interests	(1)	(3)
Collection of note receivable from noncontrolling interest		11
Contributions from redeemable noncontrolling interests		9
Other, net	(6)	9

Net cash provided by financing activities	95	1

Net decrease in cash, cash equivalents and restricted cash	(7)	(164)
Cash, cash equivalents and restricted cash - beginning of period	512	563
Effect of exchange rate changes on cash balances	18	(12)

Cash, cash equivalents and restricted cash - end of period	$523	$387

DANA INCORPORATED

Reconciliation of Net Cash Used In Operating Activities to

Adjusted Free Cash Flow (Unaudited)

(In millions)	Three Months Ended March 31,
	2025	2024
Net cash used in operating activities	$(37)	$(102)
Purchases of property, plant and equipment	(75)	(70)
Proceeds from sale of property, plant and equipment	11	4

Adjusted free cash flow	$(101)	$(168)

DANA INCORPORATED

Segment Sales and Adjusted EBITDA (Unaudited)

For the Three Months Ended March 31, 2025 and 2024

(In millions)	Three Months Ended March 31,
	2025	2024
Sales
Light Vehicle	$1,180	$1,324
Commercial Vehicle	568	653
Off-Highway	604	758

Total Sales	$2,352	$2,735

Adjusted EBITDA
Light Vehicle	$68	$78
Commercial Vehicle	44	33
Off-Highway	79	115
Corporate expenses and other net	(3)	(3)

Adjusted EBITDA	$188	$223

DANA INCORPORATED

Reconciliation of Earnings Before Income Taxes to Adjusted EBITDA (Unaudited)

For the Three Months Ended March 31, 2025 and 2024

(In millions)	Three Months Ended March 31,
	2025	2024
Earnings before income taxes	$36	$35
Interest income	(3)	(4)
Interest expense	39	39

Earnings before interest and income taxes	72	70
Depreciation	96	101
Amortization	5	5
Non-service cost components of pension and OPEB costs	2	4
Restructuring charges, net	5	5
Stock compensation expense	13	6
Strategic transaction expenses	15	2
(Gain) loss on sale of property, plant and equipment	(1)	5
Supplier capacity charge adjustment	(19)
Loss on disposal group previously held for sale		29
Other items		(4)

Adjusted EBITDA	$88	$223

DANA INCORPORATED

Reconciliation of Net Income Attributable to the Parent Company to Adjusted Net Income Attributable to the Parent Company and Diluted Adjusted EPS (Unaudited)

For the Three Months Ended March 31, 2025 and 2024

(In millions, except per share amounts)
	Three Months Ended March 31,
	2025	2024
Net income attributable to the parent company	$25	$3
Items impacting income before income taxes:
Amortization	5	5
Restructuring charges, net	5	5
Strategic transaction expenses	15	2
Supplier capacity commitment charge adjustment	(19)
Loss on disposal group previously held for sale		29
Other items		(3)
Items impacting income taxes:
Net income tax expense on items above	(2)	(13)
Income tax expense (benefit) attributable to various discrete tax matters	(10)	9

Adjusted net income attributable to the parent company	$19	$37

Diluted shares - as reported	147.0	144.8
Adjusted diluted shares	147.0	144.8
Diluted adjusted EPS	$0.13	$0.26

DANA INCORPORATED

2024 Segment Sales and Adjusted EBITDA

Recast for Segment Realignment (Unaudited)

(In millions)
	Q1 2024	Q2 2024	Q3 2024	Q4 2024	FY 2024
Sales
Light Vehicle	$1,324	$1,366	$1,253	$1,168	$5,111
Commercial Vehicle	653	645	612	570	2,480
Off-Highway	758	727	611	597	2,693

Total Sales	$2,735	$2,738	$2,476	$2,335	$10,284

Adjusted EBITDA
Light Vehicle	$78	$89	$83	$83	$333
Commercial Vehicle	33	40	47	17	137
Off-Highway	115	116	103	88	422
Corporate expenses and other net	(3)	(1)	(1)	(2)	(7)

Adjusted EBITDA	$223	$244	$232	$186	$885

Earnings (loss) before income taxes	$35	$67	$52	$(74)	$80
Interest income	(4)	(2)	(4)	(5)	(15)
Interest expense	39	39	40	43	161

Earnings (loss) before interest and income taxes	70	104	88	(36)	226
Depreciation	101	106	97	97	401
Amortization	5	6	5	5	21
Non-service cost components of pension and OPEB costs	4	2	8	4	18
Restructuring charges, net	5	12	24	35	76
Stock compensation expense	6	8	7	9	30
Strategic transaction expenses	2	2	1	4	9
Loss on sale of property, plant and equipment	5			1	6
Supplier capacity charge				46	46
Amounts attributable to previously divested/closed operations				9	9
Loss on disposal group previously held for sale	29	1	(4)		26
Other items	(4)	3	6	12	17

Adjusted EBITDA	$223	$244	$232	$186	$885

2025 First-Quarter Earnings Conference Call April 30, 2025 Value Others | Inspire Innovation | Grow Responsibly | Win Together

Safe Harbor Statement Certain statements and projections contained in this presentation are, by their nature, forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on our current expectations, estimates and projections about our industry and business, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement. Dana’s Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings discuss © important risk factors that could affect our business, results of operations and financial 2025 condition. The forward-looking statements in this presentation speak only as of this date. Dana Dana does not undertake any obligation to revise or update publicly any forward-looking statement for any reason.

Agenda Craig Barber R. Bruce McDonald Timothy Kraus Senior Director, Investor Chairman and Senior Vice President and Relations and Corporate Chief Executive Officer Chief Financial Officer Communications 890685-003 29Apr25 18:08 Introduction Page 16 Business Review Financial Review

2025 Q1 Highlights

- Off-Highway divestiture underway; competitive process with multiple bidders
- Q1 results largely in line with expectations
- Accelerating realization of $300 million cost-savings plan
  - Increasing 2025 cost savings from $175 million to $225 million
- Completed the integration of the former Power Technologies segment and Aftermarket business into Light Vehicle (LVS) and Commercial Vehicle (CVS)
  - Commercial and operational opportunities in unified aftermarket business
  - Thermal and sealing business will benefit from LVS established operational rigor and discipline
- Committed to significant YOY improvement in cash flow
  - $67 million adj. FCF improvement delivered in Q1
  - Exploring opportunities to reduce 2025 capex
  - Identified non-core assets and investments that can be monetized; expect pre-tax proceeds of ~$50 million in Q2

Results in Line with Expectations; Accelerating Cost-Savings Plan

© 2025 Dana

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2025 Outlook ª Outlook based on current tariff landscape—Tariff situation manageable – Mitigation actions being completed – Steel and aluminum index movements in recovery mechanisms – Customer recovery claims submitted ª Market assumptions included in outlook – NA commercial vehicle demand softening, partially offset by strength in SA and EU – Off-Highway end markets seeing some pre-buying in Q2 ª Market risk to outlook – Light-truck near-term production schedules stable but demand risk later in the year due to tariff impact on pricing ª Accelerating realization of $300 million cost savings plan © – Increasing 2025 cost savings from $175 million to $225 million 2025 ª Dana has the right footprint and flexible cost structure to manage through Dana uncertainty and maintain our full-year adj EBITDA guidance 5 18:08 Page 18 Full-Year Guidance Ranges Maintained

Dana Wins 10th Automotive News PACE Award Modular High-Performance Hybrid 8-Speed Dual-Clutch Transmission

Financial Review

2025 Q1 Financial Results ª Lower demand in all end markets and currency translation ª Efficiency improvements and cost-savings actions offsetting some margin impact of lower sales ª Q1 2024 includes $29M charge related to the proposed divestiture of European hydraulics business ª Improved operating cash flow driven by lower working capital requirements Changes from Prior Year ($ in millions, except EPS) Q1 ‘25 Q1 ‘24 Change Sales $ 2,352 $ 2,735 $ (383) Adjusted EBITDA 188 223 (35) Margin 8.0% 8.2% (20) bps Loss on Business Held for Sale (29) 29 EBIT 72 70 2 Interest Expense, Net 36 35 1 Income Tax Expense 8 37 (29) Net Income (attributable to Dana) 25 3 22 Adjusted Net Income 19 37 (18) Diluted Adjusted EPS $ 0.13 $ 0.26 $ (0.13) Operating Cash Flow (37) (102) 65 See appendix for comments regarding the presentation of non-GAAP measures Cost Savings Actions Mitigating Impact of Lower Sales

2025 Q1 Sales and Profit Changes Lower sales driven by reduced demand volume in all end markets Performance gains drove profit improvement despite demand headwinds Cost savings program benefiting margin by ~160 basis points Tariffs lowered margin by ~20 basis points due to the timing of recovery actions Translation of foreign currency was a headwind to sales Higher market prices for commodities was a ~40 basis point margin headwind Cost Savings Detail SG&A 23% COGS 41% 36% Engineering Sales $2,735M $27M $2,352M $0M $0M ($347M) ($53M) ($10M) 2024 Vol/Mix Performance Cost Savings Tariff Currency Commodities 2025 Adjusted EBITDA $223M $41M $188M $35M ($6M) ($4M) ($11M) ($90M)© 8.2% 8.0%2025 ~(250) bps ~130 bps ~160 bps ~(20) bps ~0 bps ~(40) bps Margin Margin Dana 2024 Vol/Mix Performance Cost Savings Tariff Currency Commodities 2025 Performance Driven by Strong Execution, and Cost Savings Partially Offsetting Lower Volume

2025 Q1 Free Cash Flow One-time costs increased due to restructuring and strategic transactions Lower cash taxes due to timing of payments and jurisdictional mix Continued focus on lowering working capital requirements driving improvements in adjusted free cash flow Changes from Prior Year ($ in millions) 2025 2024 Change Adjusted EBITDA $ 188 $ 223 $ (35) One-Time Costs1 (29) (5) (34) Interest, Net (44) (49) 5 Taxes (16) (27) 11 Working Capital / Other² (136) (244) 108 Capital Spending, Net (64) (66) 2 Adjusted Free Cash Flow $ (101) $ (168) $ 67 © 2025 1 Includes costs associated with business acquisitions and divestitures and restructuring. 2 Changes in working capital relating to interest, taxes, Dana restructuring, and transaction costs are included in those respective categories. See appendix for comments regarding the presentation of non-GAAP measures. Continued Focus on Working Capital Driving Improved Adj. Free Cash Flow

2025 Full-Year Financial Guide

- Guidance includes Off-Highway business for the full year
- Tariff impact includes recovery of majority of gross impact within the calendar year
- Lower YOY sales driven by lower end-market demand, currency translation, and commodities
- Efficiency improvements and cost-savings actions driving higher profit and margins compared to last year
- Adjusted free cash flow improvement compared to last year driven by higher profit, improved working capital efficiency, and lower capital spending

Guidance Ranges

	Guidance Range	Change from Prior Guide
Sales	$9.5M – $10.0M	Tariff recoveries and currency translation offsetting lower NA CV market
Adjusted EBITDA	~$975M ±$50M	Additional cost savings offsetting tariffs and market impacts
Implied Profit Margin	*~9.7% - 10.2%*	In-line
Adjusted Free Cash Flow	~$225M ±$50M	No change to adj. free cash flow
Diluted Adjusted EPS	~$1.40 ±$0.25	Tax impact of regional profit mix

See appendix for comments regarding the presentation of non-GAAP measures

Improving Profit and Adj. FCF Driven by Cost Savings and Operational Focus

© 2025 Dana

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2025 Full-Year Free Cash Flow Higher profit, improved working Changes from Prior Year capital efficiency, and lower capital investment ($ in millions) requirements driving improvement over last year 2025 2024 Change Increase in net interest payments due to higher rates Adjusted EBITDA $ ~975 $ 885 $ ~90 One-Time Costs1 (65) (46) (20) Interest, Net (160) (149) (10) Taxes (185) (172) (10) Working Capital / Other² (15) (68) 50 Capital Spending, Net (325) (369) 45 Adjusted Free Cash Flow $ ~225 $ 81 $ ~145 © 2025 1 Includes costs associated with business acquisitions and divestitures and restructuring. 2 Changes in working capital relating to interest, taxes, Dana restructuring, and transaction costs are included in those respective categories. See appendix for comments regarding the presentation of non-GAAP measures. 12 Higher Adj. Free Cash Flow Driven by Increased Profit and Lower Capex

© 2025 Dana 13 Appendix

2025 Q1 Sales and Profit Change by Segment $226M $1,324M $18M $1,098M $1,180M Sales $0M $0M ($151M) ($7M) ($4M) Light Vehicle $67M $11M $78M $17M $68M Systems $17M $0M ($4M) ($4M) Adjusted EBITDA ($36M) 6.1% 5.9% 7.4% 5.8% 2024 As Segment 2024 Vol/Mix Performance Cost Savings Tariff Currency Commodities 2025 Reported Change Sales $524M $129M $653M $9M $0M $0M $568M ($63M) ($28M) ($3M) Commercial Vehicle $11M $28M $44M ($2M) ($2M) Systems Adjusted $16M $33M ($5M) EBITDA $17M 3.2% 5.1% ($19M) 7.4% 7.7% 2024 As Segment 2024 Vol/Mix Performance Cost Savings Tariff Currency Commodities 2025 Reported Change © 2025 Sales $781M $758M $604M Off-Highway ($23M) $0M $0M $0M ($133M) ($18M) ($3M) Dana Drive and $115M $0M 10. $115M 3% Motion 6.3 $3M $79M Systems Adjusted ($35M) $0M $0M ($2M) ($2M) EBITDA 14 13.1% 14.7% 15.2% 7.4% See appendix for comments regarding 2024 As Segment 2024 Vol/Mix Performance Cost Savings Tariff Currency Commodities 2025 the presentation of non-GAAP measures Reported Change

Segment Profiles Light Vehicle Commercial Vehicle Off Highway Systems Systems Drive and Motion Systems Year to Date 3/31/2025 Year to Date 3/31/2025 Year to Date 3/31/2025 Deere Other PACCAR 10% 20% 18% Oshkosh LES 6% Ford AGCO 43% 6% SA Renault / Nissan Volvo Manitou 5% Other 10% 6% 52% Tata CNHi 6% 5% Traton Toyota 10% Other 8% 67% Daimler Stellantis* Ford CUSTOMER 7% 18% 3% * Includes sales to systems integrations for driveline products that support Stellantis vehicles Asia Pacific North Asia Pacific Asia Pacific 14% North America 8% 21% America 13% North 41% LES South America © America 69% SA 4% South South America America 2025 19% 1% Europe 13% Dana Europe REGIONAL 65% Europe 15 32%

Diluted Adjusted EPS DANA INCORPORATED Reconciliation of Net Income Attributable to the Parent Company to Adjusted Net Income Attributable to the Parent Company and Diluted Adjusted EPS (Unaudited) For the Three Months Ended March 31, 2025 and 2024 (In millions, except per share amounts) Three Months Ended March 31, 2025 2024 Net income attributable to the parent company $ 25 $ 3 Items impacting income before income taxes: Amortization 5 5 Restructuring charges, net 5 5 Strategic transaction expenses 15 2 Supplier capacity commitment charge adjustment (19) Loss on disposal group previously held for sale 29 Other items (3) Items impacting income taxes: © Net income tax expense on items above (2) (13) Income tax expense (benefit) attributable to various discrete tax matters (10) 9 2025 Adjusted net income attributable to the parent company $ 19 $ 37 Dana Diluted shares—as reported 147.0 144.8 Adjusted diluted shares 147.0 144.8 16 Diluted adjusted EPS $ 0.13 $ 0.26

Segment Data DANA INCORPORATED Segment Sales and Adjusted EBITDA (Unaudited) For the Three Months Ended March 31, 2025 and 2024 Three Months Ended (In millions) March 31, 2025 2024 Sales Light Vehicle $ 1,180 $ 1,324 Commercial Vehicle 568 653 Off-Highway 604 758 Total Sales $ 2,352 $ 2,735 Adjusted EBITDA Light Vehicle $ 68 $ 78 Commercial Vehicle 44 33 Off-Highway 79 115 Corporate expenses and other net (3) (3) Adjusted EBITDA $ 188 $ 223

Segment Data Continued DANA INCORPORATED Reconciliation of Earnings Before Income Taxes to Adjusted EBITDA (Unaudited) For the Three Months Ended March 31, 2025 and 2024 Three Months Ended (In millions) March 31, 2025 2024 Earnings before income taxes $ 36 $ 35 Interest income (3) (4) Interest expense 39 39 Earnings before interest and income taxes 72 70 Depreciation 96 101 Amortization 5 5 Non-service cost components of pension and OPEB costs 2 4 Restructuring charges, net 5 5 Stock compensation expense 13 6 Strategic transaction expenses 15 2 (Gain) loss on sale of property, plant and equipment (1) 5 Supplier capacity charge adjustment (19) Loss on disposal group previously held for sale 29 Other items (4) Adjusted EBITDA $ 188 $ 223

Cash Flow DANA INCORPORATED Reconciliation of Net Cash Used In Operating Activities to Adjusted Free Cash Flow (Unaudited) Three Months Ended (In millions) March 31, 2025 2024 Net cash used in operating activities $ (37) $ (102) Purchases of property, plant and equipment (75) (70) Proceeds from sale of property, plant and equipment 11 4 Adjusted free cash flow $ (101) $ (168) © 2025 Dana 19

2024 Segment Recast

DANA INCORPORATED
2024 Segment Sales and Adjusted EBITDA
Recast for Segment Realignment (Unaudited)

(In millions)	Q1 2024	Q2 2024	Q3 2024	Q4 2024	FY 2024
Sales					
Light Vehicle	$ 1,324	$ 1,366	$ 1,253	$ 1,168	$ 5,111
Commercial Vehicle	653	645	612	570	2,480
Off-Highway	758	727	611	597	2,693
Total Sales	$ 2,735	$ 2,738	$ 2,476	$ 2,335	$ 10,284
Adjusted EBITDA					
Light Vehicle	$ 78	$ 89	$ 83	$ 83	$ 333
Commercial Vehicle	33	40	47	17	137
Off-Highway	115	116	103	88	422
Corporate expenses and other net	(3)	(1)	(1)	(2)	(7)
Adjusted EBITDA	$ 223	$ 244	$ 232	$ 186	$ 885
Earnings (loss) before income taxes	$ 35	$ 67	$ 52	$ (74)	$ 80
Interest income	(4)	(2)	(4)	(5)	(15)
Interest expense	39	39	40	43	161
Earnings (loss) before interest and income taxes	70	104	88	(36)	226
Depreciation	101	106	97	97	401
Amortization	5	6	5	5	21
Non-service cost components of pension and OPEB costs	4	2	8	4	18
Restructuring charges, net	5	12	24	35	76
Stock compensation expense	6	8	7	9	30
Strategic transaction expenses	2	2	1	4	9
Loss on sale of property, plant and equipment	5			1	6
Supplier capacity charge				46	46
Amounts attributable to previously divested/closed operations				9	9
Loss on disposal group previously held for sale	29	1	(4)		26
Other items	(4)	3	6	12	17
Adjusted EBITDA	$ 223	$ 244	$ 232	$ 186	$ 885

© 2025 Dana

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Non-GAAP Financial Information Adjusted EBITDA is a non-GAAP financial measure which we have defined as net income (loss) before interest, income taxes, depreciation, amortization, equity grant expense, restructuring expense, non-service cost components of pension and other postretirement benefit costs and other adjustments not related to our core operations (gain/loss on debt extinguishment, pension settlements, divestitures, impairment, etc.). Adjusted EBITDA is a measure of our ability to maintain and continue to invest in our operations and provide shareholder returns. We use adjusted EBITDA in assessing the effectiveness of our business strategies, evaluating and pricing potential acquisitions and as a factor in making incentive compensation decisions. In addition to its use by management, we also believe adjusted EBITDA is a measure widely used by securities analysts, investors and others to evaluate financial performance of our company relative to other Tier 1 automotive suppliers. Adjusted EBITDA should not be considered a substitute for earnings (loss) before income taxes, net income (loss) or other results reported in accordance with GAAP. Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. Adjusted net income (loss) attributable to the parent company is a non-GAAP financial measure which we have defined as net income (loss) attributable to the parent company, excluding any discrete income tax items, restructuring charges, amortization expense and other adjustments not related to our core operations (as used in adjusted EBITDA), net of any associated income tax effects. This measure is considered useful for purposes of providing investors, analysts and other interested parties with an indicator of ongoing financial performance that provides enhanced comparability to net income (loss) attributable to the parent company reported by other companies. Adjusted net income (loss) attributable to the parent company is neither intended to represent nor be an alternative measure to net income (loss) attributable to the parent company reported in accordance with GAAP. Diluted adjusted EPS is a non-GAAP financial measure which we have defined as adjusted net income (loss) attributable to the parent company divided by adjusted diluted shares. We define adjusted diluted shares as diluted shares as determined in accordance with GAAP based on adjusted net income (loss) attributable to the parent company. This measure is considered useful for purposes of providing investors, analysts and other interested parties with an indicator of ongoing financial performance that provides enhanced comparability to EPS reported by other companies. Diluted adjusted EPS is neither intended to represent nor be an alternative measure to diluted EPS reported in accordance with GAAP. Adjusted free cash flow is a non-GAAP financial measure which we have defined as net cash provided by (used in) operating activities less purchases of property, plant and equipment plus proceeds from sale of property, plant and equipment. We believe adjusted free cash flow is useful to investors in evaluating the operational cash flow of the © company inclusive of the spending required to maintain the operations. Adjusted free cash flow is not intended to represent nor be an alternative to the measure of net cash 2025 provided by (used in) operating activities reported in accordance with GAAP. Adjusted free cash flow may not be comparable to similarly titled measures reported by other companies. Dana The accompanying financial information provides reconciliations of adjusted EBITDA, diluted adjusted EPS and adjusted free cash flow to the most directly comparable financial measures calculated and presented in accordance with GAAP. We have not provided a reconciliation of our adjusted EBITDA and diluted adjusted EPS outlook to the most comparable GAAP measures of net income (loss) and diluted EPS. Providing net income (loss) and diluted EPS guidance is potentially misleading and not practical given the difficulty of projecting event driven transactional and other non-core operating items that are included in net income (loss) and diluted EPS, including restructuring actions, asset21 impairments 890685-003 and certain 29Apr25 income tax 18:08 adjustments . The Page accompanying 34 reconciliations of these non-GAAP measures with the most comparable GAAP measures for the historical periods presented are indicative of the reconciliations that will be prepared upon completion of the periods covered by the non-GAAP guidance.

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